QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99

1550 Peachtree Street, N.W. Atlanta, Georgia 30309
News Release
Contact:
Jeff Dodge Investor Relations 404.885.8804 jeff.dodge@equifax.com	Mitch Haws Public Relations 404.885.8093 mitch.haws@equifax.com

FOR IMMEDIATE RELEASE

Equifax Reports Record Third Quarter Earnings Per Share of 39 Cents

ATLANTA, October 16, 2003—Equifax Inc. (NYSE: EFX), a leading provider of critical information to businesses, consumers and the public sector, today reported third quarter revenue of $309.8 million, an increase of 7 percent over the prior year. Earnings per share from continuing operations grew 8 percent to 39 cents, a record for Equifax. Revenues for the nine-month period ending Sept. 30 grew 14 percent to $928.4 million and earnings per share from continuing operations grew 7 percent to $1.08 per share. Free cash flow (cash provided by operating activities less capital expenditures) was $78 million for the third quarter compared to $39 million in the prior year.

"The consistency and profitability of our business contributed to another quarter of earnings growth and strong cash flow for Equifax," said Thomas F. Chapman, chairman and CEO. "Our information businesses, along with our decisioning platforms, continue delivering revenue growth and improved profit performance."

Highlights for the third quarter include:

North America

  •
  North America generated revenue growth of 8 percent over the prior year, total revenues of $256.6 million and operating margins of 35 percent;

  •
  U.S. credit reporting transaction volume grew 26 percent over the prior period;

  •
  Equifax Consumer Direct continued its record performance with third quarter revenues of $18.7 million;

  •
  Equifax Marketing Services revenues in the quarter were $64.4 million;

  •
  During the quarter, Equifax repurchased 1.5 million shares of its common stock for a total investment of $35.4 million. For the year, Equifax has repurchased 2.9 million shares for a total investment of $65.2 million.

International

Europe—Third quarter revenues were $31.7 million with operating margins of 15 percent. During September, Equifax became the first credit reporting agency in the UK to offer consumers on-line access to their credit report at myequifax.co.uk.

Latin America—Latin America revenues grew in local currency and totaled $21.5 million in the quarter. Operating margins were 28 percent. The Latin American business continues to benefit from its real-time decisioning, modeling and analytics products.

Teleconference

Equifax's quarterly teleconference to discuss results will be held today at 9 a.m. (EDT). The live audio Webcast of the speakers' presentations will be available at www.equifax.com. Please note that Microsoft Media Player is required to access the Webcast. This can be downloaded from www.microsoft.com/windows/mediaplayer.

Equifax has presented in this press release and will discuss during the teleconference certain non-GAAP financial measures as defined by the Securities Exchange Commission. As required by SEC rules a reconciliation of such measures to the most comparable GAAP measure is presented in the Common Questions and Answers (Unaudited) that are a part of this press release. This information can also be found under the heading "non-GAAP Financial Measures" in the Investor Center on the company's website at www.equifax.com.

About Equifax

Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the right customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services, and better insight into and management of their personal credit.

Equifax. Information That Empowers.

Equifax employs 4,500 people in 13 countries and had $1.1 billion in revenue during 2002.

Statements in this press release that relate to Equifax's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, changes in laws governing our business, and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's annual report on Form 10-K for the year ended December 31, 2002, in our Form 10-Q for the quarter ended June 30, 2003, and in our filings with the Securities and Exchange Commission.

###

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,
(In millions, except per share amounts)
	2003	2002
Operating revenue	$309.8	$289.7

Costs and expenses:
Costs of services	129.0	113.2
Selling, general and administrative expenses	66.8	66.3
Depreciation	4.1	3.7
Amortization	21.0	16.8

Total costs and expenses	220.9	200.0

Operating income	88.9	89.7
Other income, net	3.0	2.0
Minority interests in earnings, net of tax	(0.9)	0.2
Interest expense	(8.6)	(10.4)

Income from continuing operations before income taxes	82.4	81.5
Provision for income taxes	(29.6)	(31.8)

Income from continuing operations	52.8	49.7

Discontinued operations:
Loss from discontinued operations, net of income tax benefit of $0.0 in 2003 and $1.6 in 2002	(1.6)	(10.8)

Net income	$51.2	$38.9

Per common share (basic):
Income from continuing operations	$0.39	$0.37
Discontinued operations	(0.01)	(0.08)

Net income	$0.38	$0.29

Shares used in computing basic earnings per share	134.5	135.9

Per common share (diluted):
Income from continuing operations	$0.39	$0.36
Discontinued operations	(0.01)	(0.08)

Net income	$0.38	$0.28

Shares used in computing diluted earnings per share	136.4	137.6

Dividends per common share	$0.020	$0.020

SEGMENT REVENUE & OPERATING INCOME

	THREE MONTHS ENDED SEPTEMBER 30,
	2003	2002
Equifax revenue:
North America	$256.6	$238.6
Europe	31.7	32.8
Latin America	21.5	18.3
Other	—	—

	$309.8	$289.7

Equifax operating income:
North America	$89.4	$95.7
Europe	4.9	0.9
Latin America	6.0	5.1
Other	—	—
Corporate Expense	(11.5)	(12.0)

	$88.9	$89.7

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
(In millions, except per share amounts)
	2003	2002
Operating revenue	$928.4	$816.7

Costs and expenses:
Costs of services	393.7	323.0
Selling, general and administrative expenses	207.4	179.0
Depreciation	12.4	10.9
Amortization	60.1	47.2

Total costs and expenses	673.6	560.1

Operating income	254.8	256.6
Other income, net	12.3	5.3
Minority interests in earnings, net of tax	(2.6)	(1.3)
Interest expense	(31.1)	(30.5)

Income from continuing operations before income taxes	233.4	230.1
Provision for income taxes	(86.2)	(90.5)

Income from continuing operations	147.2	139.6

Discontinued operations:
Loss from discontinued operations, net of income tax benefit of $0.0 in 2003 and $2.2 in 2002	(10.3)	(11.5)

Net income	$136.9	$128.1

Per common share (basic):
Income from continuing operations	$1.09	$1.02
Discontinued operations	(0.08)	(0.08)

Net income	$1.01	$0.94

Shares used in computing basic earnings per share	134.9	136.4

Per common share (diluted):
Income from continuing operations	$1.08	$1.01
Discontinued operations	(0.08)	(0.08)

Net income	$1.00	$0.92

Shares used in computing diluted earnings per share	136.8	138.9

Dividends per common share	$0.060	$0.060

SEGMENT REVENUE & OPERATING INCOME

	NINE MONTHS ENDED SEPTEMBER 30,
	2003	2002
Equifax revenue:
North America	$776.9	$657.8
Europe	94.4	95.6
Latin America	57.1	58.9
Other	—	4.4

	$928.4	$816.7

Equifax operating income:
North America	$270.2	$264.6
Europe	13.4	8.4
Latin America	13.9	14.7
Other	—	4.4
Corporate Expense	(42.7)	(35.5)

	$254.8	$256.6

EQUIFAX INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except par values)	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$33.5	$30.5
Trade accounts receivable, net of allowance for doubtful accounts of $12.7 in 2003 and $17.3 in 2002	191.4	179.8
Other receivables	9.4	20.8
Deferred income tax assets	19.6	20.9
Other current assets	39.4	33.6

Total current assets	293.3	285.6

Property and Equipment:
Land, buildings and improvements	31.1	29.3
Data processing equipment and furniture	121.4	115.9

	152.5	145.2
Less accumulated depreciation	104.6	94.6

	47.9	50.6

Goodwill	703.0	650.5
Purchased Data Files	262.8	265.4
Other Assets	285.9	247.3
Assets of Discontinued Operations	1.0	7.5

	$1,593.9	$1,506.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term debt and current maturities	$27.1	$233.9
Accounts payable	10.8	16.5
Accrued salaries and bonuses	28.6	31.0
Other current liabilities	154.8	146.5

Total current liabilities	221.3	427.9
Long-Term Debt	841.5	690.6
Deferred Revenue	13.1	11.7
Deferred Income Tax Liabilities	38.3	25.9
Other Long-Term Liabilities	127.0	122.6
Liabilities of Discontinued Operations	5.7	7.2

Total liabilities	1,246.9	1,285.9

Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.01 par value: Authorized—10.0; Issued—none	—	—
Common stock, $1.25 par value:
Authorized shares—300.0 Issued shares—180.1 in 2003 and 180.1 in 2002 Outstanding shares—134.9 in 2003 and 135.7 in 2002	225.2	225.1
Paid-in capital	422.3	412.0
Retained earnings	1,053.8	925.4
Accumulated other comprehensive loss	(315.4)	(359.4)
Treasury stock, at cost, 41.0 shares in 2003 and 38.1 shares in 2002	(965.0)	(899.7)
Stock held by employee benefits trusts, at cost, 5.4 shares in 2003 and 6.3 shares in 2002	(73.9)	(82.4)

Total shareholders' equity	347.0	221.0

	$1,593.9	$1,506.9

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
(In millions)
	2003	2002
Cash flows from operating activities:
Net income	$136.9	$128.1
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Loss from discontinued operations	9.8	11.5
Depreciation and amortization	72.5	58.1
Deferred income taxes	10.5	9.8
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(1.0)	13.1
Current liabilities, excluding debt	(13.8)	(33.8)
Other current assets	1.7	1.6
Other long-term liabilities, excluding debt	4.4	(5.7)
Other assets	(27.5)	(32.7)

Cash provided by operating activities	193.5	150.0

Investing activities:
Additions to property and equipment	(11.4)	(8.5)
Additions to other assets, net	(25.3)	(26.9)
Acquisitions, net of cash acquired	(40.7)	(218.1)
Investments in unconsolidated affiliates	—	(0.1)
Proceeds on note receivable from sale of business	—	41.0
Deferred payments on prior year acquisitions	(1.4)	(4.9)

Cash used by investing activities	(78.8)	(217.5)

Financing activities:
Net short-term payments	(11.5)	(15.2)
Additions to long-term debt	155.3	137.9
Payments on long-term debt	(202.5)	—
Treasury stock purchases	(65.3)	(78.7)
Dividends paid	(8.4)	(8.6)
Proceeds from exercise of stock options	16.7	31.6
Other	0.2	0.6

Cash (used) provided by financing activities	(115.5)	67.6

Effect of foreign currency exchange rates on cash	3.3	(3.3)
Cash provided by discontinued operations	0.5	0.1

Increase (decrease) in cash and cash equivalents	3.0	(3.1)
Cash and cash equivalents, beginning of year	30.5	33.2

Cash and cash equivalents, end of year	$33.5	$30.1

Common Questions & Answers (Unaudited)—September 30, 2003
(Dollars in millions, except per share amounts)

1.
Can you provide a further breakdown of revenue in the Equifax North America segment?

  Equifax North America revenue consists of the following components:

	2003				2002
	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1	12 Months
Equifax North America Revenue:
U.S. Consumer and Commercial Services	$131.9	$134.7	$124.6	$391.2	$116.8	$119.9	$109.6	$109.1	$455.4
Mortgage Services	18.3	21.4	16.7	56.4	16.3	16.0	11.8	11.1	55.2
Canadian Operations	23.3	22.9	20.5	66.7	19.1	19.4	19.8	19.1	77.4

Total North America Information Services	173.5	179.0	161.8	514.3	152.2	155.3	141.2	139.3	588.0

Credit Marketing Services	38.2	41.7	40.3	120.2	41.5	42.2	41.9	38.6	164.2
Direct Marketing Services	26.2	26.9	38.3	91.4	38.7	30.1	21.3	20.4	110.4

Total Marketing Services	64.4	68.7	78.7	211.6	80.2	72.3	63.2	59.0	274.7

Consumer Direct	18.7	17.4	14.8	50.9	12.0	11.0	8.7	7.8	39.5

	$256.6	$265.0	$255.3	$776.9	$244.4	$238.6	$213.1	$206.2	$902.2

2.
Can you provide a breakout of costs of services and SG&A as a percent of sales?

  Operating expenses as a percent of revenue are as follows for continuing operations:

	Q3
	2003	2002
Operating Expenses:
Costs of services	42%	39%
Selling, general and administrative	22%	23%
Depreciation & amortization	8%	7%

	72%	69%

3.
Can you give depreciation and amortization by segment?

  Depreciation and amortization is as follows:

	2003				2002
	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1	12 Months
Depreciation & Amortization:
Equifax North America	$17.4	$16.6	$16.2	$50.2	$15.7	$13.7	$12.3	$12.0	$53.8
Equifax Europe	3.0	2.9	2.6	$8.5	3.4	2.3	3.5	3.7	12.9
Equifax Latin America	1.4	1.3	1.3	$4.0	1.1	1.4	1.5	1.5	5.4
General Corporate	3.3	3.3	3.1	$9.7	2.2	2.1	2.1	2.1	8.4

	$25.1	$24.1	$23.2	$72.4	$22.4	$19.5	$19.4	$19.3	$80.5

4.
What was the currency impact on the foreign operations?

  The favorable (unfavorable) US dollar impact on revenue and operating income is as follows:

	2003 Revenue		2003 Operating Income		2002 Revenue		2002 Operating Income
	Q3%		Q3%		Q3%		Q3%
Canada	$2.8	14%	$1.1	17%	$(0.2)	-1%	$(0.1)	-1%
Europe	1.8	5%	0.2	21%	2.5	7%	—	-2%
Latin America	1.2	7%	0.4	8%	(5.2)	-19%	(0.9)	-11%

	$5.8	2%	$1.7	2%	$(2.9)	-1%	$(1.0)	-1%

5a.
What was your cash flow from operations for the third quarter 2003 and 2002?

  Cash provided by operating activities was $91.4 million and $57.8 million for the third quarter of 2003 and 2002, respectively, due primarily to improved working capital management.

5b.
What was your free cash flow (cash provided by operating activities less capital expenditures) for the third quarter 2003 and 2002?

  Free cash flow for the third quarter was $77.9 million for 2003 and $38.8 million for 2002.

6.
What was the level of debt?

  Total debt was comprised of the following:

	Sept 30 2003	Jun 30 2003	Mar 31 2003	Dec 31 2002
Senior Notes and Debentures—Long-term	$648.0	$648.0	$648.0	$647.8
Senior Notes and Debentures—Current	—	—	200.6	199.9
Revolving Credit Facility	178.1	222.9	27.2	21.8
Other Long-term Obligations	15.3	21.0	18.6	21.0
Other Short-term Debt & Current Maturities	27.1	23.7	42.4	34.0

	$868.5	$915.6	$936.8	$924.5

7.
What was the level of capital spending?

  Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were as follows:

	2003				2002
	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1	12 Months
Capital Expenditures	$13.5	$10.4	$12.8	$36.7	$20.4	$19.0	$11.0	$5.4	$55.8

  We still expect the level of capital spending for the year 2003 to fall between $45.0 million and $55.0 million.

8.
Why did other income increase for the nine months ended September 30, 2003?

  The primary reason for the increase in other income is the cash proceeds we are receiving on the purchased paper from the sale of our risk management business in October 2000.

9.
Why did the year to date's estimated effective tax rate decline to 37%?

  We have been able to reduce our estimated effective tax rate for 2003 1.5 percent through effective state tax planning. We have implemented state tax planning strategies related to the apportionment of state income taxes and franchise taxes. The reduced state income taxes payable is the primary reason for the 1.5 percent reduction in the overall effective state tax rate.

10.
What is the current authorization amount for stock buyback?

  As of September 30, 2003, approximately $156.9 million remained authorized for future share repurchases. We invested $35.4 million on Treasury Stock purchases during the 3rd Quarter 2003.

11.
What is the is the status of the sale of the discontinued operations?

  During the third quarter of 2002, we made the decision to exit the commercial business in Spain. As of the quarter ended September 30, 2003, the letter of intent that we had entered into subsequent to the second quarter of 2003, had not materialized into a contract to purchase the business. We are still negotiating with a prospective buyer and will explore other options should our negotiation prove unsuccessful. We still expect to complete the sale of the commercial business in Spain in the near future.

Non-GAAP Financial Measures

A.
Free cash flow

  RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002, TO FREE CASH FLOW* FOR THE QUARTER ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

(In millions)	2003	2002
Cash provided by operating activities for the nine months ended September 30, 2003 and 2002	$193.5	$150.0
Adjustments to reconcile cash provided by operating activities for the nine months September 30, 2003 and 2002, to free cash flow for the quarter ended September 30, 2003 and 2002:
Cash provided by operating activities for the six months ended June 30, 2003 and 2002	(102.1)	(92.2)
Additions to property and equipment for the three months ended ended September 30, 2003 and 2002	(3.1)	(5.2)
Additions to other assets, net, for the three months ended September 30, 2003 and 2002	(10.4)	(13.8)

Free cash flow for the quarter ended September 30, 2003 and 2002	$77.9	$38.8

*
Free cash flow is commonly used by investors to measure a company's liquidity. We feel it adds insight to the generally accepted accounting principles (GAAP) measure of cash provided by operating activities by subtracting uses of cash for capital related expenditures. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities as a measure of liquidity. In addition, our calculation of free cash flow may be different from the calculation used by other companies and therefore, comparability may be limited.

QuickLinks

Equifax Reports Record Third Quarter Earnings Per Share of 39 Cents